EXHIBIT 4.8

GLOBAL AMENDMENT

to

DEPOSITARY TRUST AGREEMENTS

This Global Amendment to Depositary Trust Agreements (this “Amendment”) dated as of September 5, 2017 is between Guggenheim Specialized Products, LLC, a Delaware limited liability company d/b/a Guggenheim Investments, as sponsor of the Trusts identified below (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, in its capacity as the trustee for each such Trust (the “Trustee”).

WHEREAS, the Sponsor and the Trustee have entered into the following Depositary Trust Agreements (each an “Agreement” and collectively the “Agreements”) establishing the trusts indicated (each a “Trust” and collectively the “Trusts”):

a)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Australian Dollar Trust, as such agreement has been amended to the date hereof (the “FXA Agreement”);

b)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® British Pound Sterling Trust, as such agreement has been amended to the date hereof (the “FXB Agreement”);

c)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Canadian Dollar Trust, as such agreement has been amended to the date hereof (the “FXC Agreement”);

d)	Depositary Trust Agreement dated August 16, 2011, establishing the CurrencyShares® Chinese Renminbi Trust, as such agreement has been amended to the date hereof (the “FXCH Agreement”);

e)	Depositary Trust Agreement dated December 2, 2005, establishing the CurrencyShares® Euro Trust, as such agreement has been amended to the date hereof (the “FXE Agreement”);

f)	Depositary Trust Agreement dated February 1, 2007, establishing the CurrencyShares® Japanese Yen Trust, as such agreement has been amended to the date hereof (the “FXY Agreement”);

g)	Depositary Trust Agreement dated August 7, 2008, establishing the CurrencyShares® Singapore Dollar Trust, as such agreement has been amended to the date hereof (the “FXSG Agreement”);

h)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swedish Krona Trust, as such agreement has been amended to the date hereof (the “FXS Agreement”); and

i)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swiss Franc Trust, as such agreement has been amended to the date hereof (the “FXF Agreement”).

WHEREAS, Section 8.1 of each Agreement provides substantially as follows with respect to the amendment of such Agreement:

The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as a “grantor trust” under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to Surrender Baskets of Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

WHEREAS, in accordance with the provisions set forth in Section 8.1 of each Agreement, the amendments contemplated herein shall be effective upon the execution of this Amendment by the Sponsor and Trustee, and no further action shall be required;

WHEREAS, the Securities and Exchange Commission (the “SEC”) has adopted an amendment to Rule 15c6-1(a) to shorten by one business day the standard settlement cycle for most broker-dealer transactions; and

WHEREAS, the Sponsor and the Trustee desire to amend each of the Agreements so as to comply with the SEC’s amendment to Rule 15c6-1(a);

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

I.	Amendments to the FXA Agreement.

1. Amendment of Section 1.1 of the FXA Agreement. The following text is hereby added to Section 1.1 of the FXA Agreement immediately after the defined term “Interest Account” and immediately before the defined term “London Business Day:”

“Local Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in Australia.

2. Amendment of Section 1.1 of the FXA Agreement. The defined term “London Business Day” in Section 1.1 of the FXA Agreement is hereby deleted in its entirety.

3. Amendment of Section 1.1 of the FXA Agreement. The defined term “Sponsor’s Fee” in Section 1.1 of the FXA Agreement is hereby deleted and replaced with the following:

“Sponsor’s Fee” means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the Australian Dollars in the Trust as of the close of business on the preceding Local Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

4. Amendment of Section 2.4(a) of the FXA Agreement. The fifth sentence of Section 2.4(a) of the FXA Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless the Trustee has not received confirmation of the receipt of the Basket Australian Dollar Amount from the Depository on such next New York Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

5. Amendment of Section 2.7 of the FXA Agreement. The fifth sentence of Section 2.7 of the FXA Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless such next New York Business Day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

6. Amendment of Section 4.1(a) of the FXA Agreement. Section 4.1(a) of the FXA Agreement is hereby deleted and replaced with the following:

(a) take the sum of Australian Dollars in the Interest Account and Non-Interest Account as of the close of business on the preceding Local Business Day, as reported by the Depository;

7. Amendment of Section 4.4 of the FXA Agreement. The first and second sentences of Section 4.4 of the FXA Agreement are hereby deleted and replaced with the following:

On the first Local Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee will make withdrawals from the Non-Interest Account to pay the accrued Sponsor’s Fee for the previous month plus any other Trust expenses.

8. Amendment of Section 4.7(b) of the FXA Agreement. The first sentence of Section 4.7(b) of the FXA Agreement is hereby deleted and replaced with the following:

On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder.

II.	Amendments to the FXB Agreement.

1. Amendment of Section 2.4(a) of the FXB Agreement. The fifth sentence of Section 2.4(a) of the FXB Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the second New York Business Day following the Order Date unless that day is not a London Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a London Business Day.

2. Amendment of Section 2.7 of the FXB Agreement. The fifth sentence of Section 2.7 of the FXB Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the second New York Business Day following the Order Date unless that day is not a London Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a London Business Day.

III.	Amendments to the FXC Agreement.

1. Amendment of Section 1.1 of the FXC Agreement. The following text is hereby added to Section 1.1 of the FXC Agreement immediately after the defined term “Interest Account” and immediately before the defined term “London Business Day:”

“Local Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in Toronto.

2. Amendment of Section 1.1 of the FXC Agreement. The defined term “London Business Day” in Section 1.1 of the FXC Agreement is hereby deleted in its entirety.

3. Amendment of Section 1.1 of the FXC Agreement. The defined term “Sponsor’s Fee” in Section 1.1 of the FXC Agreement is hereby deleted and replaced with the following:

“Sponsor’s Fee” means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the Canadian Dollars in the Trust as of the close of business on the preceding Local Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

4. Amendment of Section 2.4(a) of the FXC Agreement. The fifth sentence of Section 2.4(a) of the FXC Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

5. Amendment of Section 2.7 of the FXC Agreement. The fifth sentence of Section 2.7 of the FXC Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

6. Amendment of Section 4.1(a) of the FXC Agreement. Section 4.1(a) of the FXC Agreement is hereby deleted and replaced with the following:

(a) take the sum of Canadian Dollars in the Interest Account and Non-Interest Account as of the close of business on the preceding Local Business Day, as reported by the Depository;

7. Amendment of Section 4.4 of the FXC Agreement. The first and second sentences of Section 4.4 of the FXC Agreement are hereby deleted and replaced with the following:

On the first Local Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee will make withdrawals from the Non-Interest Account to pay the accrued Sponsor’s Fee for the previous month plus any other Trust expenses.

8. Amendment of Section 4.7(b) of the FXC Agreement. The first sentence of Section 4.7(b) of the FXC Agreement is hereby deleted and replaced with the following:

On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder.

IV.	Amendments to the FXCH Agreement.

1. Amendment of Section 2.4(a) of the FXCH Agreement. The fifth sentence of Section 2.4(a) of the FXCH Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless such next New York Business Day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

2. Amendment of Section 2.7(a) of the FXCH Agreement. The fifth sentence of Section 2.7(a) of the FXCH Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless such next New York Business Day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

V.	Amendments to the FXE Agreement.

1. Amendment of Section 1.1 of the FXE Agreement. The following text is hereby added to Section 1.1 of the FXE Agreement immediately after the defined term “Interest Account” and immediately before the defined term “London Business Day:”

“Local Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in Frankfurt.

2. Amendment of Section 1.1 of the FXE Agreement. The defined term “London Business Day” in Section 1.1 of the FXE Agreement is hereby deleted in its entirety.

3. Amendment of Section 1.1 of the FXE Agreement. The defined term “Sponsor’s Fee” in Section 1.1 of the FXE Agreement is hereby deleted and replaced with the following:

“Sponsor’s Fee” means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the Euro in the Trust as of the close of business on the preceding Local Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

4. Amendment of Section 2.3(a) of the FXE Agreement. The fifth sentence of Section 2.3(a) of the FXE Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

5. Amendment of Section 2.6 of the FXE Agreement. The fifth sentence of Section 2.6 of the FXE Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

6. Amendment of Section 4.1(a) of the FXE Agreement. Section 4.1(a) of the FXE Agreement is hereby deleted and replaced with the following:

(a) take the sum of Euro in the Interest Account and Non-Interest Account as of the close of business on the preceding Local Business Day, as reported by the Depository;

7. Amendment of Section 4.4 of the FXE Agreement. The first and second sentences of Section 4.4 of the FXE Agreement are hereby deleted and replaced with the following:

On the first Local Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee will make withdrawals from the Non-Interest Account to pay the accrued Sponsor’s Fee for the previous month plus any other Trust expenses.

8. Amendment of Section 4.7(b) of the FXE Agreement. The first sentence of Section 4.7(b) of the FXE Agreement is hereby deleted and replaced with the following:

On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder.

VI.	Amendments to the FXY Agreement.

1. Amendment of Section 2.4(a) of the FXY Agreement. The fifth sentence of Section 2.4(a) of the FXY Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless the Trustee has not received confirmation of the receipt of the Basket Japanese Yen Amount from the Depository on such next New York Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

2. Amendment of Section 2.7 of the FXY Agreement. The fifth sentence of Section 2.7 of the FXY Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless such next New York Business Day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

VII.	Amendments to the FXSG Agreement.

1. Amendment of Section 2.4(a) of the FXSG Agreement. The fifth sentence of Section 2.4(a) of the FXSG Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless the Trustee has not received confirmation of the receipt of the Basket Singapore Dollar Amount from the Depository on such next New York Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

2. Amendment of Section 2.7 of the FXSG Agreement. The fifth sentence of Section 2.7 of the FXSG Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the next New York Business Day following the first New York Business Day that is also a Local Business Day following the Order Date, unless such next New York Business Day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

VIII.	Amendments to the FXS Agreement.

1. Amendment of Section 1.1 of the FXS Agreement. The following text is hereby added to Section 1.1 of the FXS Agreement immediately after the defined term “Interest Account” and immediately before the defined term “London Business Day:”

“Local Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in Stockholm.

2. Amendment of Section 1.1 of the FXS Agreement. The defined term “London Business Day” in Section 1.1 of the FXS Agreement is hereby deleted in its entirety.

3. Amendment of Section 1.1 of the FXS Agreement. The defined term “Sponsor’s Fee” in Section 1.1 of the FXS Agreement is hereby deleted and replaced with the following:

“Sponsor’s Fee” means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the Swedish Kronor in the Trust as of the close of business on the preceding Local Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

4. Amendment of Section 2.4(a) of the FXS Agreement. The fifth sentence of Section 2.4(a) of the FXS Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

5. Amendment of Section 2.7 of the FXS Agreement. The fifth sentence of Section 2.7 of the FXS Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

6. Amendment of Section 4.1(a) of the FXS Agreement. Section 4.1(a) of the FXS Agreement is hereby deleted and replaced with the following:

(a) take the sum of Swedish Kronor in the Interest Account and Non-Interest Account as of the close of business on the preceding Local Business Day, as reported by the Depository;

7. Amendment of Section 4.4 of the FXS Agreement. The first and second sentences of Section 4.4 of the FXS Agreement are hereby deleted and replaced with the following:

On the first Local Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee will make withdrawals from the Non-Interest Account to pay the accrued Sponsor’s Fee for the previous month plus any other Trust expenses.

8. Amendment of Section 4.7(b) of the FXS Agreement. The first sentence of Section 4.7(b) of the FXS Agreement is hereby deleted and replaced with the following:

On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder.

IX.	Amendments to the FXF Agreement.

1. Amendment of Section 1.1 of the FXF Agreement. The following text is hereby added to Section 1.1 of the FXF Agreement immediately after the defined term “Interest Account” and immediately before the defined term “London Business Day:”

“Local Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day which has been designated a bank holiday in Zurich.

2. Amendment of Section 1.1 of the FXF Agreement. The defined term “London Business Day” in Section 1.1 of the FXF Agreement is hereby deleted in its entirety.

3. Amendment of Section 1.1 of the FXF Agreement. The defined term “Sponsor’s Fee” in Section 1.1 of the FXF Agreement is hereby deleted and replaced with the following:

“Sponsor’s Fee” means the fee to be paid to the Sponsor, which for each day shall be equal to (.004/365 or 366, depending on the number of days in the year) multiplied by (the Swiss Francs in the Trust as of the close of business on the preceding Local Business Day, which shall include all unpaid interest but exclude unpaid fees, each as accrued through the immediately preceding day).

4. Amendment of Section 2.4(a) of the FXF Agreement. The fifth sentence of Section 2.4(a) of the FXF Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Purchase Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

5. Amendment of Section 2.7 of the FXF Agreement. The fifth sentence of Section 2.7 of the FXF Agreement is hereby deleted and replaced with the following:

The “Settlement Date” for a Redemption Order shall be the second New York Business Day following the Order Date unless that day is not a Local Business Day, in which case the Settlement Date shall be the next following day that is both a New York Business Day and a Local Business Day.

6. Amendment of Section 4.1(a) of the FXF Agreement. Section 4.1(a) of the FXF Agreement is hereby deleted and replaced with the following:

(a) take the sum of Swiss Francs in the Interest Account and Non-Interest Account as of the close of business on the preceding Local Business Day, as reported by the Depository;

7. Amendment of Section 4.4 of the FXF Agreement. The first and second sentences of Section 4.4 of the FXF Agreement are hereby deleted and replaced with the following:

On the first Local Business Day of each month, the Depository will deposit into the Non-Interest Account the accrued but unpaid interest for the previous month. On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee will make withdrawals from the Non-Interest Account to pay the accrued Sponsor’s Fee for the previous month plus any other Trust expenses.

8. Amendment of Section 4.7(b) of the FXF Agreement. The first sentence of Section 4.7(b) of the FXF Agreement is hereby deleted and replaced with the following:

On the first day of each month that is both a Local Business Day and a New York Business Day, the Trustee shall withdraw from the Non-Interest Account amounts necessary to pay the Trust expenses provided for in Section 4.7(a) and any otherwise unpaid expenses hereunder.

X. General.

1. This Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

2. Capitalized terms used not defined herein are used herein as defined in the Agreements.

3. This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year first written above.

GUGGENHEIM SPECIALIZED PRODUCTS, LLC, as Sponsor

By:	/s/ Amy J Lee
Name:	Amy J. Lee
Title:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Phyllis A. Cietek
Name:	Phyllis A. Cietek
Title:	Vice-President